Exhibit 23

Deloitte & Touche LLP
Suite 1200
695 Town Center Drive
Costa Mesa, CA 92626-7188 USA

Tel: +1 714 436 7100
Fax: +1 714 436 7200
www.deloitte.com

June 25, 2004

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Part III of Oakley, Inc.’s Form 12b-25 dated June 25, 2004, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California

Member of
Deloitte Touche Tohmatsu